Exhibit 1

                             JOINT FILING AGREEMENT

         As of December 29, 2003 and in accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of theglobe.com, inc., a Delaware corporation, and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file any and all amendments to such Statement on Schedule 13D.


         The undersigned have signed this Joint Filing Agreement as of the date first written above.



                         Dancing Bear Investments, Inc. 2004 Intangible Irrevocable Trust


                         By:  /s/ Dennis D. Smith
                              ------------------------------------
                                Dennis D. Smith, Trustee


                         E&C Capital Partners, LLLP 2004 Intangible
                         Irrevocable Trust


                         By:  /s/ Dennis D. Smith
                              ------------------------------------
                                Dennis D. Smith, Trustee

                         /s/ Robin Segaul Lebowitz
                         -----------------------------------------
                         Robin Segaul Lebowitz, Trustee

                         /s/ Dennis D. Smith
                         -----------------------------------------
                         Dennis D. Smith, Trustee